UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2015

American Realty Capital Daily Net Asset Value Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)

333-169821	27-3441614
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 14th Floor
New York, NY 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 1, 2015, American Realty Capital Daily Net Asset Value Trust, Inc.'s (the “Company”) net asset value (“NAV”) per institutional share is $9.944 and its NAV per retail share is $10.212.

The following sets forth the calculation of NAV for each of the institutional shares and retail shares:

Net Asset Value as of June 1, 2015:	$25,417,047.64

Net Assets as of July 1, 2015:
Real Estate Properties, at Fair Value	$36,850,000.00
Non-Real Estate Assets (1)
Cash and Cash Equivalents	3,536,612.53
Receivable from Advisor	962,732.00
Prepaid and Other Costs	920,971.21
Total Assets	42,270,315.74
Liabilities
Financing	16,317,451.00
Deferred Revenue	134,769.29
Redemptions Payable	154,667.59
Other Liabilities (1)	398,634.59
Total Liabilities	17,005,522.47
Net Asset Value	$25,264,793.27
________________________________
(1) As described in “Valuation Policies” in the Company's Prospectus, it estimates operating income and certain expenses and adds, or deducts, the daily accrual of such estimated expenses in determining NAV. Any operating income or such expense items that exceed the amount of such estimates will be adjusted monthly on a going forward basis.
The NAV per share for a particular day can be found on the Company's website at www.arcdailynav.com or by calling its toll-free, automated telephone line at 1-866-532- 4743.

Below is the NAV per share for each of the institutional shares and the retail shares for each day subsequent to June 1, 2015.

Date	NAV per institutional share	NAV per retail share
June 2, 2015	$9.944	$10.211
June 3, 2015	$9.944	$10.211
June 4, 2015	$9.944	$10.211
June 5, 2015	$9.944	$10.211
June 8, 2015	$9.944	$10.211
June 9, 2015	$9.944	$10.211
June 10, 2015	$9.944	$10.211
June 11, 2015	$9.944	$10.211
June 12, 2015	$9.944	$10.211
June 15, 2015	$9.944	$10.211
June 16, 2015	$9.944	$10.211
June 17, 2015	$9.944	$10.211
June 18, 2015	$9.944	$10.211
June 19, 2015	$9.944	$10.211
June 22, 2015	$9.944	$10.211
June 23, 2015	$9.944	$10.211
June 24, 2015	$9.944	$10.211
June 25, 2015	$9.944	$10.211
June 26, 2015	$9.944	$10.211
June 29, 2015	$9.944	$10.212
June 30, 2015	$9.944	$10.212
July 1, 2015	$9.944	$10.212

As of July 1, 2015, the valuation of $36.9 million compares to a GAAP basis of real estate properties (before accumulated depreciation and amortization) of $34.8 million, representing an increase of approximately $2.1 million or 6%. The following are key assumptions (shown on a weighted-average basis) that are used in the direct capitalization models to estimate the value of the Company's real estate investments by property type:

Property	Type	Overall Cap Rate	Direct Cap Value
Carlisle, IA	Retail	7.25%	$1,230,000
Phoenix, AZ	Retail	7.00%	$2,160,000
Gloster, MS	Retail	8.50%	$810,000
Alorton, IL	Retail	8.25%	$1,000,000
Kansas, OK	Retail	8.50%	$1,060,000
Woodville, MS	Retail	8.50%	$820,000
Chili, NY	Industrial	7.00%	$21,150,000
Temple, TX	Retail	7.50%	$1,100,000
Converse, TX	Retail	7.50%	$1,100,000
Slidell, LA	Retail	7.00%	$980,000
New Castle, IN	Retail	7.25%	$720,000
Sturgeon Bay, WI	Office	8.50%	$650,000
Evanston, WY	Industrial	7.00%	$2,170,000
Clayton, NC	Retail	7.25%	$1,900,000
Weighted Average Basis		7.23%
A change in the rates used would impact the calculation of the value of the Company's properties. For example, assuming all other factors remain constant, an increase in the weighted average annual overall capitalization rate of 0.25% would reduce the value of the Company's real properties as of July 1, 2015 by approximately 3.36%.

This is only a mathematical illustration and is not intended to qualify the values reflected above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC.

Date: July 1, 2015	By:	/s/ William M. Kahane
William M. Kahane
Chief Executive Officer